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                                                                 Exhibit (a)(1)

                       BARCLAYS FOUNDRY INVESTMENT TRUST

                      Agreement and Declaration of Trust

                                 May 17, 2007

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                       BARCLAYS FOUNDRY INVESTMENT TRUST

                      Agreement and Declaration of Trust

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I Name and Definitions...........................................  2
    Section 1.01. Name....................................................  2
    Section 1.02. Definitions.............................................  2
 ARTICLE II Beneficial Interest...........................................  2
    Section 2.01. Shares of Beneficial Ownership Interest.................  2
    Section 2.02. Issuance of Shares......................................  2
    Section 2.03. Ownership and Transfer of Shares........................  2
    Section 2.04. Treasury Shares.........................................  2
    Section 2.05. Establishment of Series.................................  2
    Section 2.06. Investment in the Trust.................................  2
    Section 2.07. Assets and Liabilities of Series........................  2
    Section 2.08. No Preemptive Rights....................................  2
    Section 2.09. Personal Liability of Shareholders......................  2
    Section 2.10. Assent to Trust Instrument..............................  2
 ARTICLE III The Trustees.................................................  2
    Section 3.01. Management of the Trust.................................  2
    Section 3.02. Term of Office of Trustees..............................  2
    Section 3.03. Vacancies and Appointment of Trustees...................  2
    Section 3.04. Limitation on Delegation................................  2
    Section 3.05. Number of Trustees......................................  2
    Section 3.06. Effect of Death, Resignation, Etc., of a Trustee........  2
    Section 3.07. Ownership of Assets of the Trust........................  2
    Section 3.08. Compensation............................................  2
    Section 3.09. Series Trustees.........................................  2
 ARTICLE IV Powers of the Trustees........................................  2
    Section 4.01. Powers..................................................  2
    Section 4.02. Issuance and Repurchase of Shares.......................  2
    Section 4.03. Trustees and Officers as Shareholders...................  2
    Section 4.04. Action by the Trustees..................................  2
    Section 4.05. Chairperson.............................................  2
    Section 4.06. Principal Transactions..................................  2
 ARTICLE V Expenses of the Trust..........................................  2
    Section 5.01. Payment of Expenses By The Trust........................  2
 ARTICLE VI Contracts with Service Providers..............................  2
    Section 6.01. Investment Advisor......................................  2
    Section 6.02. Principal Underwriter...................................  2
    Section 6.03. Transfer Agent..........................................  2
    Section 6.04. Administration Agreement................................  2
    Section 6.05. Service Agreement.......................................  2


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   Section 6.06. Parties to Contract....................................... 2
   Section 6.07. Provisions and Amendments................................. 2
ARTICLE VII Shareholders' Voting Powers and Meetings....................... 2
   Section 7.01. Voting Powers............................................. 2
   Section 7.02. Quorum and Required Vote.................................. 2
ARTICLE VIII Custodian..................................................... 2
   Section 8.01. Appointment and Duties.................................... 2
   Section 8.02. Central Certificate System................................ 2
ARTICLE IX Distributions and Redemptions................................... 2
   Section 9.01. Distributions............................................. 2
   Section 9.02. Redemptions............................................... 2
   Section 9.03. Determination of Net Asset Value.......................... 2
   Section 9.04. Suspension of the Right of Redemption..................... 2
   Section 9.05. Share Ownership Information............................... 2
ARTICLE X Limitation of Liability and Indemnification...................... 2
   Section 10.01. Limitation of Liability.................................. 2
   Section 10.02. Indemnification.......................................... 2
   Section 10.03. Shareholders............................................. 2
   Section 10.04. No Bond Required of Trustees............................. 2
   Section 10.05. No Duty of Investigation; Notice in Trust Instruments,
     Etc................................................................... 2
   Section 10.06. Reliance on Experts, Etc................................. 2
ARTICLE XI Miscellaneous................................................... 2
   Section 11.01. Trust Not a Partnership.................................. 2
   Section 11.02. Trustee/Officer Action................................... 2
   Section 11.03. Termination of Trust..................................... 2
   Section 11.04. Merger or Consolidation; Conversion; Reorganization;
     Master/Feeder......................................................... 2
   Section 11.05. Filing of Copies; References; Headings................... 2
   Section 11.06. Applicable Law........................................... 2
   Section 11.07. Amendments............................................... 2
   Section 11.08. Derivative Actions....................................... 2
   Section 11.09. Fiscal Year.............................................. 2
   Section 11.10. Provisions in Conflict With Law.......................... 2
   Section 11.11. Use of the Names "Barclays" and "LifePath"............... 2


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                       BARCLAYS FOUNDRY INVESTMENT TRUST

                      Agreement and Declaration of Trust

   THIS AGREEMENT AND DECLARATION OF TRUST ("Trust Instrument") made this 17/th/ day of May, 2007, by each of the undersigned Trustees (as defined below) whose signature is affixed hereto.

   NOW, THEREFORE, the Trustees declare that all money and property contributed to the Trust hereunder shall be held and managed in trust under this Trust Instrument as herein set forth below.

                                   ARTICLE I

                             Name and Definitions

   Section 1.01. Name. The name of the trust created hereby is "Barclays Foundry Investment Trust."

   Section 1.02. Definitions. Wherever used herein, unless otherwise required by the context or specifically provided:

   "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.

   "Affiliated Person" has the meaning given it in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder.

   "Assignment" has the meaning given it in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder.

   "By-Laws" means the By-Laws referred to in Article IV, Section 4.01(e) hereof, as from time to time amended.

   "Commission" has the meaning given it in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder.

   "Delaware Act" means the Delaware Statutory Trust Act Del. Code Ann. Tit. 12
(S)(S) 3801, et seq.

   "Interested Person" has the meaning given to it in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder.

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   "Majority Shareholder Vote" has the same meaning as the term "vote of a majority of the outstanding voting securities" is given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder.

   "Net Asset Value" means the net asset value of each Series (as defined below) of the Trust determined in the manner provided in Article IX,
Section 9.03 hereof.

   "Outstanding Shares" means those Shares (as defined below) shown from time to time in the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust.

   "Principal Underwriter" has the meaning given to it in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder.

   "Series" means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.05 hereof.

   "Shareholder" means a record owner of Outstanding Shares of the Trust.

   "Shares" means the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series of the Trust or class thereof shall be divided and may include fractions of Shares as well as whole Shares.

   "Trust" refers to Barclays Foundry Investment Trust, a Delaware statutory trust, and all Series of Barclays Foundry Investment Trust, and references to the Trust, when applicable to one or more Series of the Trust, refer to any such Series.

   "Trustee" or "Trustees" means the person or persons who has or have signed this Trust Instrument, so long as he, she or they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder.

   "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust or any Series, or the Trustees on behalf of the Trust or any Series.

                                  ARTICLE II

                              Beneficial Interest

   Section 2.01. Shares of Beneficial Ownership Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or classes of a Series as the Trustees shall from time to time create and establish. The number of Shares of each Series, and each class thereof, authorized hereunder is unlimited. Each Share

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shall have no par value. All Shares issued hereunder, including without limitation Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

   Section 2.02. Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and Outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees from time to time may divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractional Shares.

   Section 2.03. Ownership and Transfer of Shares. The Trust or a transfer agent for the Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and class thereof, the number of Shares of each Series and class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by such holder's duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence or the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

   Section 2.04. Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 2.02 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

   Section 2.05. Establishment of Series. The Trust created hereby shall consist of one or more Series and separate and distinct records shall be maintained by the Trust of each Series and the assets associated with any such Series shall be held and accounted for separately from the assets of the Trust or any other Series. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series of the Trust, to establish and designate and to change in any manner such Series of Shares or any classes of initial or additional Series and to fix such preferences, voting powers, rights and privileges of such Series or classes thereof as the Trustees may from time to time determine, to

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divide and combine the Shares or any Series or classes thereof into a greater or lesser number, to classify or reclassify any issued Shares or any Series or classes thereof into one or more Series or classes of Shares, or to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Series shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of the Shares of such Series including, without limitation, any registration statement of the Trust. A Series may issue any number of Shares and need not issue shares. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by a majority vote abolish that Series and the establishment and designation thereof.

   All references to Shares in this Trust Instrument shall be deemed to be Shares of any or all Series, or classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust, and each class thereof, except as the context otherwise requires.

   Each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his or her pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of any holder's Shares, such holder shall be paid solely out of the funds and property of such Series of the Trust.

   In connection with the establishment of one or more Series or classes, the Trustees establishing such Series or class may appoint, to the extent permitted by the Delaware Act, separate Trustees with respect to such Series or class, as provided in Article III, Section 3.09 hereof.

   Section 2.06. Investment in the Trust. The Trustees shall accept investments in any Series of the Trust from such persons and on such terms as they may from time to time authorize. At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Series is authorized to invest, valued as provided in Article IX,
Section 9.03 hereof. Investments in a Series shall be credited to each Shareholder's account in the form of full or fractional Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution or (b) impose a sales charge or other fee upon investments in the Trust in such manner and at such time as determined by the Trustees. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

   Section 2.07. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every

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other Series and may be referred to herein as "assets belonging to" that
Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges, and reserves attributable to that Series. Any general liabilities, expenses, costs, charges, or reserves of the Trust which are not readily identifiable as belonging to a particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.

   Without limitation of the foregoing provisions of this Section 2.07, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges, or reserves as herein provided, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series or the Trust generally. Notice of this limitation on inter-Series liabilities has been set forth in the certificate of trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) became applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

   Section 2.08. No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Series.

   Section 2.09. Personal Liability of Shareholders. Each Shareholder of the Trust and of each Series shall not be personally liable for debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series may include a recitation limiting the obligation represented thereby to the Trust or to one or more Series and its or their assets (but the omission

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of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust). Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series may contain a statement to the effect that such obligation may only be enforced against the assets of the appropriate Series or all Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

   Section 2.10. Assent to Trust Instrument. Every Shareholder, by virtue of having purchased a Share shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof.

                                  ARTICLE III

                                 The Trustees

   Section 3.01. Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Instrument. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees. A Trustee who with respect to the Trust is not an Interested Person shall be deemed to be independent and disinterested when making any determinations or taking any action as a Trustee, whether pursuant to the 1940 Act, the Delaware Act or otherwise.

   The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

   Except for the Trustees appointed to fill vacancies pursuant to Section 3.03 of this Article III, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders. Such a meeting shall be held on a date fixed by the Trustees. In the event that less than a majority of the Trustees holding office have been elected by Shareholders, the Trustees then in office will call a Shareholders' meeting for the election of Trustees.

   Section 3.02. Term of Office of Trustees. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided, except that: (a) any Trustee may resign his or her trust by written instrument signed by him or her and delivered to the Trust, which shall take effect upon such delivery or upon such later date as is specified therein;
(b) any

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Trustee may be removed at any time by a vote of at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired or who has died, becomes physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; and (d) a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the Outstanding Shares.

   Section 3.03. Vacancies and Appointment of Trustees. The following events shall create a vacancy: (a) the declination to serve, death, resignation, retirement, removal or physical or mental incapacity of a Trustee, (b) a Trustee's inability to serve for any other reason or (c) an increase in the number of Trustees. Whenever a vacancy in the Board of Trustees occurs, until such vacancy is filled, the other Trustees shall have all the powers hereunder. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

   An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to this Section 3.03 shall have accepted this trust, or at such date as may be specified in the acceptance whenever made, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and the newly appointed Trustee shall be deemed a Trustee hereunder. The power to appoint a Trustee pursuant to this Section 3.03 is subject to the provisions of Section 16(a) of the 1940 Act.

   Section 3.04. Limitation on Delegation. No Trustee is empowered to delegate any duty required to be performed solely by a Trustee under the 1940 Act.

   Section 3.05. Number of Trustees. The number of Trustees shall be fixed from time to time by action of a majority of the Trustees, provided, however, that the number of Trustees shall in no event be more than fifteen (15) or less than three (3).

   Section 3.06. Effect of Death, Resignation, Etc., of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

   Section 3.07. Ownership of Assets of the Trust. The assets of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity (other than as Trustee hereunder) by the Trustees or any successor Trustees. Title to all of the assets of each Series of the Trust at all times shall be vested in the Trust as a separate legal entity under the Delaware Act. No Shareholder shall be deemed to have a severable ownership in any

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individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or Series. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument. Subject to the foregoing provisions of this section, the Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.

   Section 3.08. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may periodically fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust

   Section 3.09. Series Trustees. In the event that the Trustees establishing a Series or class appoint separate Trustees with respect to such Series or class ("Series Trustees") as contemplated by Article II, Section 2.05, the Series Trustees shall have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees hereunder with respect to such Series or class, but shall have no power or authority with respect to any other Series or class. Series Trustees may, but are not required to, serve as Trustees of the Trust or any other Series or class of the Trust. Any provision of this Trust Instrument relating to election of Trustees by Shareholders shall only entitle the Shareholders of a Series or class for which Series Trustees have been appointed to vote with respect to the election of such Series Trustees and the Shareholders of any other Series or class shall not be entitled to participate in such vote. In the event that Series Trustees are appointed, the Trustees initially appointing such Series Trustees shall, without the approval of shareholders, amend either this Trust Instrument or the By-Laws to provide for the respective responsibilities of the Trustees and the Series Trustees in circumstances where an action of the Trustees or Series Trustees affects all Series of the Trust or two or more Series represented by different Trustees.

                                  ARTICLE IV

                            Powers of the Trustees

   Section 4.01. Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority. Subject to any applicable limitation in this Trust Instrument or the By-Laws of the Trust, the Trustees shall have power and authority:

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       (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, lease, purchase or write options on, exchange, distribute or otherwise dispose of and deal in and with securities and other financial instruments or transactions of every nature, kind, character, type and form, including, without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options, or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances, commercial paper, securities issued by investment companies and unit investment trusts and other pooled investment entities, derivative contracts and instruments based on indexes, securities, commodities, currencies, forward foreign currency exchange contracts and other contracts for the purchase or sale of currencies or any other asset or instrument of economic value; to pay for the same in cash or by the issue of Shares, including reacquired Shares, bonds or notes of the Trust or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments; and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all the assets of the Trust;

       (b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

       (c) To borrow money and in connection with such borrowing issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

       (d) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

       (e) To adopt By-Laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

       (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

       (g) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Trust Instrument or in the By-Laws;

       (h) To retain one or more transfer agents and shareholder servicing agents, or both;

       (i) To set record dates in the manner provided herein or in the By-Laws;

       (j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment advisor, administrator, manager, custodian, underwriter or other agent or independent contractor;

       (k) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XI hereof;

       (l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustee shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

       (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

       (n) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware statutory trusts or investment companies;

       (o) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish classes of such Series having relative rights, powers and duties as they may provide consistent with applicable law;

       (p) Subject to the provisions of the 1940 Act and Section 3804 of the Delaware Act to allocate assets, liabilities and expenses of the Trust to a particular Series or class thereof, as applicable, or to apportion the same between or among two or more Series or classes thereof, provided that any liabilities or expenses incurred by a particular Series or class thereof shall be payable solely out of the assets belonging to that Series as provided for in
Article II hereof;

       (q) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

       (r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

       (s) To make distributions of income and of capital gains to Shareholders in the manner provided herein;

       (t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or class, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

       (u) To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Trust Instrument or of the By-Laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

       (v) To interpret the investment policies, practices, or limitations of any Series;

       (w) Notwithstanding any other provision hereof, to invest all or a portion of the assets of any Series in one or more open-end investment companies, including investment by means of a transfer of such assets in an exchange for an interest or interests in such investment company or companies or by any other method approved by the Trustees;

       (x) Whenever no Shares of any Series or class are issued and outstanding, to exercise with respect to such Series or class all rights of Shareholders and take any action required by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders;

       (y) To establish a registered office and have a registered agent in the state of Delaware; and

       (z) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

   The foregoing clauses shall be construed both as objects and power, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

   The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

   No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

   Section 4.02. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article IX, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.

   Section 4.03. Trustees and Officers as Shareholders. Any Trustee, officer, or agent of the Trust may acquire, own, and dispose of Shares to the same extent as if he or she were not a Trustee, officer, or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he or she is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.

   Section 4.04. Action by the Trustees. The Trustees shall act by majority vote at a meeting duly called or by written consent of a majority of the Trustees without a meeting or by telephone meeting provided a quorum of Trustees participate in any such telephone meeting, unless the 1940 Act, this Trust Instrument or the By-Laws require a larger vote or unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person. At any meeting of the Trustees, three (3) of the Trustees shall constitute a quorum. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one or more of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

   Section 4.05. Chairperson. The Trustees may, but need not (unless required by applicable law or regulation), appoint from among their number a Chairperson, who shall be an officer of the Board, but not an officer of the Trust. When present, the Chairperson shall preside at the meetings of the Shareholders and of the Trustees, and shall have such other responsibilities as prescribed by applicable law or regulation. The Chairperson, as well as any two
(2) other Trustees, may call meetings of the Trustees. The Board may, but need not, from time to time prescribe to the Chairperson such other responsibilities in furthering the Board's functions. The Chairperson's role and responsibilities shall be non-executive and non-operational in nature. It shall be understood that each Trustee, including the Chairperson, shall have equal responsibility to act in good faith, in a manner which he or she reasonably believes to be in the best interest of the Trust.

   Section 4.06. Principal Transactions. Except to the extent prohibited by applicable law, the Trustees, on behalf of the Trust, may buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustees or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment advisor, distributor, transfer agent or other service provider for the Trust or with any Interested Person of such person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, investment advisor, distributor, transfer agent, dividend disbursing agent, or custodian, or in any other capacity upon customary terms.

                                   ARTICLE V

                             Expenses of the Trust

   Section 5.01. Payment of Expenses By The Trust. Subject to the provisions of
Article II, Section 2.07 hereof, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the assets belonging to all Series or the appropriate Series for their expenses (or the expenses of a class of such Series) and disbursements, including, without limitation, fees and expenses of Trustees, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations or under the laws of any foreign jurisdiction, charges of third parties, including investment advisors, managers, custodians, transfer agents, portfolio accounting and/or pricing agents, and registrars, expenses of preparing and setting up in type prospectuses and statements of additional information and other related Trust documents, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                  ARTICLE VI

                       Contracts with Service Providers

   Section 6.01. Investment Advisor. Subject to applicable requirements of the 1940 Act, as modified by or interpreted by any applicable order of the Commission or any rules or regulations adopted by or interpretive releases of the Commission thereunder, the Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such investment advisory or management services upon such terms and conditions, as the Trustees may in their discretion determine. Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment advisor (subject to such general or specific instructions as the Trustees from time to time may adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales, or exchanges pursuant to recommendations of the investment advisor (and all without further action by the Trustees). Any such purchases, sales, and exchanges shall be deemed to have been authorized by all of the Trustees.

   The Trustees may authorize, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, the investment advisor to employ, from time to time, one or more sub-advisors to perform such of the acts and services of the investment advisor, and upon such terms and conditions, as may be agreed upon between the investment advisor and sub-advisor. Any reference in this Trust Instrument to the investment advisor shall be deemed to include such sub-advisors, unless the context otherwise requires.

   Section 6.02. Principal Underwriter. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions, if any, as may be prescribed in the By-Laws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VI, or of the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

   Section 6.03. Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency and shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Trust Instrument or of the By-Laws.

   Section 6.04. Administration Agreement. The Trustees may in their discretion from time to time enter into an administration agreement or, if the Trustees establish multiple Series or classes, separate administration agreements with respect to each Series or class, whereby the other party to such agreement shall undertake to manage the business affairs of the Trust or of a Series or class thereof of the Trust and furnish the Trust or a Series or a class thereof with office facilities, shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and shall assume other administrative responsibilities for the Trust, all upon such terms and conditions as the Trustees may in their discretion determine.

   Section 6.05. Service Agreement. The Trustees may in their discretion from time to time enter into service agreements with respect to one or more Series or classes of Shares whereby the other parties to such Service Agreements will provide administration and/or support services pursuant to administration plans and service plans, all upon such terms and conditions as the Trustees in their discretion may determine.

   Section 6.06. Parties to Contract. Any contract of the character described in Sections 6.01, 6.02, 6.03, 6.04 and 6.05 of this Article VI or any contract of the character described in Article VIII hereof may be entered into with any corporation, firm, partnership, trust, or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his or her capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or Article VIII hereof or of the By-Laws. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 6.01, 6.02, 6.03, 6.04 and 6.05 of this Article VI or pursuant to Article VIII hereof, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 6.06.

   Section 6.07. Provisions and Amendments. Any contract entered into pursuant to Sections 6.01 or 6.02 of this Article VI shall be consistent with and subject to the requirements of Section 15 of the 1940 Act or other applicable law hereafter enacted with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract, entered into pursuant to
Section 6.01 of this Article VI shall be effective unless assented to in a manner consistent with the requirements of said Section 15, as modified by any applicable rule, regulation or order of the Commission.

                                  ARTICLE VII

                   Shareholders' Voting Powers and Meetings

   Section 7.01. Voting Powers. The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Article III, Section 3.01 hereof, (ii) for the removal of Trustees as provided in Article III,
Section 3.02(d) hereof, (iii) with respect to any investment advisory or management contract as provided in Article VI, Sections 6.01 and 6.07 hereof to the extent required by the 1940 Act, and (iv) with respect to such additional matters relating to the Trust as may be required by law, by this Trust Instrument, or the By-Laws or any registration of the Trust with the Commission or any State, or as the Trustees may consider necessary or desirable.

   On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except: (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and
(ii) when the Trustees have determined that the matter affects the interests of more than one Series, then the Shareholders of all such affected Series shall be entitled to vote thereon in the aggregate and not by individual Series. The Trustees also may determine that a matter affects only the interests of one or more classes of a Series, in which case any such matter shall be voted on separately by such class or classes. As determined by the Trustees without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or
(ii) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per Share of such Series or class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole dollar of Net Asset Value shall be entitled to one vote as to any matter on which the Shares represented thereby are entitled to vote and each fractional dollar of Net Asset Value be entitled to a proportionate fractional vote. The Trustees may, in conjunction with the establishment of any further Series or any classes of Shares, establish conditions under which the several Series or classes of Shares shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-Laws. A proxy may be given in writing or by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Instrument or any of the By-Laws of the Trust to be taken by Shareholders. Meetings of shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

   Section 7.02. Quorum and Required Vote. One-third of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Trust Instrument permits or requests that holders of any Series shall vote as a Series (or that holders of a class shall vote as a class), then one-third of the aggregate number of Shares of that Series (or that class) entitled to vote shall be necessary to constitute a quorum for the transactions of business by that Series (or that class). Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by law or by any provision of this Trust Instrument of the By-Laws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Trust Instrument permits or requires that the holders of any Series shall vote as a Series (or that the holders of any class shall vote as a class), then a majority of the Shares present in person or by proxy of that Series or, if required by law, a Majority Shareholder Vote of that Series (or class), voted on the matter in person or by proxy shall decide matter insofar as that Series (or class) is concerned. The By-Laws may provide that the Shareholders may act by written consent of the requisite number of Shares required to vote on the matter, whether on a Trust, Series or class basis.

                                 ARTICLE VIII

                                   Custodian

   Section 8.01. Appointment and Duties. The Trustees at all times shall employ an entity satisfying the requirements of the 1940 Act, as custodian with authority as its agent, but subject to such restrictions, limitations, and other requirements, if any, as may be contained in the By-Laws of the Trust:

       (a) to hold the securities and other assets of the Trust and deliver the same upon written order or oral order confirmed in writing;

       (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

       (c) to disburse such funds upon orders or vouchers; and

the Trust also may employ such custodian as its agent:

       (i) to keep the books and accounts of the Trust or of any Series or class and furnish clerical and accounting services; and

       (ii) to compute, if authorized to do so by the Trustees, the Net Asset Value of any Series, or class thereof, in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

   The Trustees also may authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, a trust company or any other entity satisfying the requirements of the 1940 Act.

   Section 8.02. Central Certificate System. Subject to such rules, regulations, and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or Series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other agents.

                                  ARTICLE IX

                         Distributions and Redemptions

   Section 9.01. Distributions.

       (a) The Trustees from time to time may declare and pay dividends or other distributions with respect to any Series. No dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series (or class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or class) shall be effected by the Trust other than from the assets held with respect to such Series. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

   Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans, or related plans as the Trustees shall deem appropriate.

       (b) Anything in this Trust Instrument to the contrary notwithstanding, the Trustees at any time may declare and distribute a stock dividend pro rata among the Shareholders of a particular Series, or class thereof, as of the record date of that Series fixed as provided in paragraph (b) of this
Section 9.01.

   Section 9.02. Redemptions. The Trustees may specify conditions, prices, and places of redemption, may specify binding requirements for the proper form or forms of requests for redemption and may specify the amount of any deferred sales charge or other fee to be withheld from redemption proceeds. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, the failure of a Shareholder to supply a taxpayer identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or class or any governmental authority. Notwithstanding the foregoing and as provided in
Section 9.04, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act. All authorized Shares shall be subject to redemption and redeemable in accordance with and pursuant to procedures or methods prescribed or approved by the Trustees.

   Section 9.03. Determination of Net Asset Value. The Trustees shall cause the Net Asset Value of Shares of each Series or class to be determined from time to time in a manner consistent with applicable laws and regulations. Subject to the 1940 Act, the Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a Custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or class at such times as may be prescribed by the Trustees. If, for any reason, the net income of any Series that seeks to maintain a constant Net Asset Value per Share, determined at any time, is a negative amount, the Trustees shall have the power with respect to that Series: (i) to offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholder; or
(ii) to reduce the number of Outstanding Shares of such Series by reducing the number of Shares in the account of each Shareholder by a pro rata portion of the number of full and fractional Shares which represents the amount of such excess negative net income; or (iii) to cause to be recorded on the books of such Series an asset account in the amount of such negative net income (provided that the same shall thereupon become the property of such Series with respect to such Series and shall not be paid to any Shareholder), which account may be reduced by the amount, of dividends declared thereafter upon the Outstanding Shares of such Series on the day such negative net income is experienced, until such asset account is reduced to zero; or (iv) to combine the methods described in clauses (i) and (ii) and (iii) of the sentence; or
(v) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such Series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees also shall have the power not to declare a dividend out of net income for the purpose of causing the Net Asset Value per Share of the Series to be increased. The Trustees shall not be required to adopt, but at any time may adopt, discontinue, or amend the practice of maintaining the Net Asset value per Share of the Series at a constant amount.

   Section 9.04. Suspension of the Right of Redemption. The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension.

   Section 9.05. Share Ownership Information. Upon demand, the holders of Shares shall disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other governmental authority. Except to the extent required to be provided, filed or made available by the 1940 Act or other federal securities laws applicable to the Trust, no Shareholder shall be entitled to a current list of the names, addresses or other information regarding any other Shareholder or any other information that, but for the limiting language in this sentence, otherwise may be available to Shareholders pursuant to Section 3819 of the Delaware Act.

                                   ARTICLE X

                  Limitation of Liability and Indemnification

   Section 10.01. Limitation of Liability. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of all Series or such particular Series for payment under such contract or claim; and neither the Trustees nor, when acting in such capacity, any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Written instruments or obligations on behalf of the Trust or any Series may contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment advisor or independent contractor of the Trust, but nothing contained in this Declaration or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which the Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

   Section 10.02. Indemnification.

       (a) Subject to the exceptions and limitations contained in paragraph
(b) below:

          (i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and

          (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorney's fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

       (b) No indemnification shall be provided hereunder to a Covered Person:

          (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person's office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or

          (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office:

             (A) by the court or other body approving the settlement or other disposition;

             (B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or

             (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

       (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

       (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Section 10.02 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Section 10.02; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or
(iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Section

10.02. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Trustee who is not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

       (e) Any repeal or modification of this Section 10.02, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.

   Section 10.03. Shareholders. In case any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of such Series and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall assume, upon request by the Shareholder, the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

   Section 10.04. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

   Section 10.05. No Duty of Investigation; Notice in Trust Instruments, Etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust or a Series thereof. Written obligations, contracts, instruments, certificates, Shares, other securities of the Trust or a Series thereof or undertakings made or issued by the Trustees may recite that the same are executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees shall at all times maintain such insurance for the protection of the Trust Property or the Trust Property of the applicable Series, its Shareholders, Trustees, officers, employees and agents as the Trustees in their sole judgment shall deem advisable.

   Section 10.06. Reliance on Experts, Etc. Subject to Section 11.01, each Trustee, officer or employee of the Trust or a Series thereof shall, in the performance of his or her duties, powers and discretions hereunder be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or a Series thereof, upon an opinion of counsel, or upon reports made to the Trust or a Series thereof by any of its officers or employees or by the investment advisor, the administrator, the distributor, transfer agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                  ARTICLE XI

                                 Miscellaneous

   Section 11.01. Trust Not a Partnership. The Trust was originally created as a business trust (now known as a statutory trust) pursuant to the Delaware Act. It was not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust (now known as a statutory trust) pursuant to the Delaware Act. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with, or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series or, if the Trustees have yet to establish the Series, the Trust for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present, or future, shall be personally liable therefor. Nothing in this Trust Instrument shall protect a Trustee against any liability to which the Trustee otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

   Section 11.02. Trustee/Officer Action. The exercise by the Trustees or the officers of the Trust of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X hereof and to Section 11.01 of this Article XI, neither the Trustees nor the officers of the Trust shall be liable for errors of judgment or mistakes of fact or law.

   Section 11.03. Termination of Trust.

       (a) This Trust shall continue without limitation of time but subject to the provisions of paragraph (b) of this Section 11.03.

       (b) The Trust or any Series or class thereof shall be dissolved:

          (i) With respect to the Trust, (x) upon the vote of the holders of not less than a majority of the Outstanding Shares of the Trust entitled to vote, or (y) at the discretion of the Trustees either (A) at any time there are no Outstanding Shares of the Trust, or (B) upon at least thirty
   (30) days' prior written notice to the Shareholders of the Trust; or

          (ii) With respect to a particular Series or class, (x) upon the vote of the holders of not less than a majority of the Outstanding Shares of such Series or class entitled to vote, or (y) at the discretion of the Trustees either (A) at any time there are no Outstanding Shares of such Series or Class, or (B) upon at least thirty (30) days' prior written notice to the Shareholders of such Series or Class; or

          (iii) With respect to the Trust (or a particular Series or class), upon the occurrence of a dissolution or termination event pursuant to any other provision of this Declaration or applicable law; or

          (iv) With respect to any Series or class, upon any event that causes the dissolution of the Trust.

       (c) The Trustees' decision to dissolve the Trust or any Series or class may be based on, among other things, a determination that the continuation of the Trust or a Series or a class thereof is not in the best interest of the Trust or such Series or class, or their respective Shareholders as a result of such factors or events adversely affecting the ability of the Trust or such Series or class to conduct its business and operations in an economically viable manner. Such factors and events may include (but are not limited to) the inability of the Trust or such Series or class to obtain or maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or such Series or class or affecting assets of the type in which the Trust or such Series or class invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series or class.

       (d) Upon making reasonable provision, in the determination of the Trustees, for the payment of all liabilities of the Trust or any affected Series or class thereof, the Trustees shall distribute the remaining proceeds or assets (as the case may be) of each Series (or class) ratably among the holders of Shares of that Series or class then outstanding.

       (e) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in paragraph (b) of this Section 11.03, the Trust or any affected Series or class thereof shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title, and interest of all parties with respect to the Trust or Series or class shall be canceled and discharged.

   Upon termination of the Trust, following completion of winding up of the Trust's business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

   Section 11.04. Merger or Consolidation; Conversion; Reorganization; Master/Feeder.

       (a) Pursuant to an agreement of merger or consolidation, the Trustees, by vote of a majority of the Trustees, may cause the Trust or any Series to merge or consolidate with or into one or more Series or one or more statutory trusts (or series thereof) or other business entities (as defined in Section 11.04(c) below) formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided, however, that the Trust shall provide at least 30 days' prior written notice to the Shareholders of such merger or consolidation. In all respects not governed by the 1940 Act, other applicable law or the requirements of any securities exchange on which Shares are listed for trading, the Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish a merger or consolidation, including the power to create one or more Series or separate statutory trusts (or series thereof) or other business entities to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares into beneficial interests in such Series or separate statutory trust or trusts (or series thereof) or other business entities.

       (b) The Trustees, by vote of a majority of the Trustees, may cause
(i) the Trust to convert to any other business entity except to the extent prohibited by applicable law; (ii) the Shares of the Trust or any Series or class to be converted into beneficial interests in Series or classes hereof or of another statutory trust (or series or class thereof) or other business entity, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. Any such entity conversion, Share conversion or Share exchange shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided, however, that the Trust shall provide at least 30 days' prior written notice to the Shareholders of the Trust of any conversion of Shares of the Trust pursuant to
Section 11.04(b)(i) or 11.04(b)(ii) or exchange of Shares of the Trust pursuant to Section 11.04(b)(iii), and at least 30 days' prior written notice to the Shareholders of a particular Series or class of any conversion of Shares of such Series or class pursuant to Section 11.04(b)(ii) or exchange of Shares of such Series or class pursuant to Section 11.4(b)(iii). In all respects not governed by the 1940 Act, other applicable law or the requirements of any securities exchange on which Shares are listed for trading, the Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish an entity conversion, Share conversion or Share exchange, including the power to create one or more Series or classes hereof or one or more separate statutory trusts (or series or classes thereof) or other business entity to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or class may be transferred and to provide for the conversion of Shares of the Trust or any Series or class into beneficial interests in such Series, classes or separate trust or trusts (or series or class thereof) or other business entity.

       (c) The Trustees, by vote of a majority of the Trustees, may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust ("sale of Trust assets") or all or substantially all of the assets associated with any one or more Series ("sale of such Series' assets"), to another statutory trust, business trust, trust, partnership, limited partnership, limited liability company, limited liability partnership, corporation or other entity or association organized under the law of any state, or to one or more separate series thereof (each a "business entity"), or to the Trust to be held as assets associated with one or more Series of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such sale, conveyance and transfer either (i) being made subject to, or with the assumption by the transferee of, the liabilities associated with the Trust or the liabilities associated with the Series the assets of which are so transferred, as applicable, or (ii) not being made subject to, or not with the assumption of, such liabilities. Any such sale, conveyance and transfer shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided, however, that the Trust shall provide at least 30 days' prior written notice to the Shareholders of the Trust of any such sale of Trust assets, and at least 30 days' prior written notice to the Shareholders of a particular

Series of any sale of such Series' assets. Following such sale of Trust assets, the Trust shall distribute such cash, shares or other securities ratably among the Shareholders of the Trust (giving due effect to the assets and liabilities associated with and any other differences among the various Series the assets associated with which have been so sold, conveyed and transferred, and due effect to the differences among the various classes, if any, within each such Series). Following a sale of such Series' assets, the Trust shall distribute such cash, shares or other securities ratably among the Shareholders of such Series (giving due effect to the differences among the various classes, if any, within such Series). If all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved; and if all of the assets of a Series have been so sold, conveyed and transferred, such Series and the classes thereof, if any, shall be dissolved. In all respects not governed by the 1940 Act or other applicable law, the Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish such sale, conveyance and transfer, including the power to create one or more Series or classes hereof or one or more separate statutory trusts (or series or classes thereof) or other business entities to which all or any part of the assets, liabilities, profits or losses of the Trust or such Series or classes may be transferred and to provide for the conversion of Shares into beneficial interests in such Series, classes or separate statutory trust or trusts (or series or classes thereof) or other business entities.

       (d) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 11.04 may effect any amendment to this Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

       (e) The Trustees may, by vote of a majority of the Trustees, and without a Shareholder vote (except to the extent required by the 1940 Act), cause the Trust or any one or more Series to convert to or from a master/feeder structure (a structure in which a feeder fund invests all or a portion of its assets in a master fund, rather than or in addition to making investments in securities directly) and thereby cause the Trust or such Series to either become feeders in a master fund, or to become master funds in which other funds are feeders, or to become a stand-alone fund.

   Section 11.05. Filing of Copies; References; Headings. The original or a copy of this Trust Instrument and the original or a copy of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A supplemental trust instrument executed by any one Trustee may be relied upon as a supplement hereof. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument, and references to this Trust Instrument, and all expressions such as or similar to "herein," "hereof," and "hereunder" shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument. All expressions such as or similar to "his," "he," and "him" shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and, in case of any conflict, the text of this Trust Instrument, rather than the headings, shall control. This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original.

   Section 11.06. Applicable Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the trust, the Trust, the Trustee or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust,
(v) the allocation of receipts and expenditures to income and principal,
(vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a "Delaware Statutory Trust" and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

   Section 11.07. Amendments.

       (a) This Trust Instrument may be amended by a vote of the holders of a majority of the Shares outstanding and entitled to vote or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of a majority of the Shares outstanding and entitled to vote.

       (b) This Trust Instrument may also be amended by a vote of a majority of the Trustees, without approval or consent of the Shareholders, except that no amendment can be made by the Trustees to impair any voting or other rights of shareholders in this Trust Instrument that are prescribed by U.S. federal or state law. Without limiting the foregoing, the Trustees may amend this Trust Instrument without the approval or consent of Shareholders (i) to change the name of the Trust or any Series, (ii) to add to their duties or obligations or surrender any rights or powers granted to them herein; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Trust Instrument which will not be inconsistent with the provisions of this Trust Instrument; and
(iv) to eliminate or modify any provision of this Trust Instrument which incorporates, memorializes or sets forth an existing requirement imposed by or under (x) any U.S. federal or state statute or any rule, regulation or interpretation thereof or thereunder or (y) any rule, regulation, interpretation or guideline of any federal or state agency, now or hereafter in effect, including without limitation, requirements set forth in the 1940 Act, to the extent any change in applicable law liberalizes, eliminates or modifies any such requirements, but the Trustees shall not be liable for failure to do so.

       (c) The Trustees may also amend this Trust Instrument without the approval or consent of Shareholders (i) if they deem it necessary to conform this Trust Instrument to the requirements of applicable U.S. federal or state laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, (ii) if requested or required to do so, by any U.S. federal agency or by a state blue sky commissioner or similar official, but the Trustees shall not be liable for failing so to do or (iii) if they designate a Series designed to operate as a money market fund and deem it appropriate to incorporate provisions to facilitate such Series maintaining a stable net asset value.

       (d) Nothing contained in this Trust Instrument shall permit the amendment of this Trust Instrument to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

       (e) Notwithstanding anything else herein, any amendment to Article X hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

       (f) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees or by the Shareholders as aforesaid or a copy of this Trust Instrument executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

   Section 11.08. Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

          (i) Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the Outstanding Shares of the Trust, or 10% of the Outstanding Shares of the Series or class to which such action relates, shall join in the request for the Trustees to commence such action provided, however, that this condition shall be excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment advisor or underwriter; and

          (ii) The Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The

   Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

   Section 11.09. Fiscal Year. The fiscal year of the Trust or a Series shall end on a specified date as set forth in the By-Laws or by resolution of the Trustees, provided, however, that the Trustees, without Shareholder approval, may change the fiscal year of the Trust or any Series.

   Section 11.10. Provisions in Conflict With Law. The provisions of this Trust Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, with the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or improper, unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

   Section 11.11. Use of the Names "Barclays" and "LifePath". The Trustees expressly agree and acknowledge that the names "Barclays" and "LifePath" are the sole property of Barclays Global Investors, N.A. ("BGI") or one or more of its affiliates. BGI has granted to the Trust a non-exclusive license to use such names as part of the name of the Trust and its Series now and in the future. The Trustees further expressly agree and acknowledge that the non-exclusive license granted herein may be terminated by BGI if the Trust ceases to use Barclays Global Fund Advisors ("BGFA") or one of its affiliates as investment advisor to each Series or to use other affiliates or successors of BGFA for such purposes. In such event, the non-exclusive license may be revoked by BGI and the Trust shall cease using the names "Barclays" and "LifePath," or any name(s) misleadingly implying a continuing relationship between the Trust and BGI or any of its affiliates, as part of its name and the name of any Series unless otherwise consented to by BGI or any successor to its interests in such name.

   The Trustees further understand and agree that so long as BGFA and/or any future advisory affiliate of BGFA shall continue to serve as the investment advisor to any Series, other registered open- or closed-end investment companies ("funds") as may be sponsored or advised by BGFA or its affiliates shall have the right to adopt and to use the names "Barclays" and/or "LifePath" in their names and in the names of any series or class of shares of such funds as shall be permitted by BGI.

                           [SIGNATURE PAGE FOLLOWS]


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

   IN WITNESS WHEREOF, each of the undersigned Trustees has hereunto set his or her hand as of the day and year first above written.

                                                  /s/ Mary G.F. Bitterman
                                                  -----------------------------
                                                  Mary G. F. Bitterman, as
                                                  Trustee and not individually

                                                  /s/ Lee T. Kranefuss
                                                  -----------------------------
                                                  Lee T. Kranefuss, as Trustee
                                                  and not individually

                                                  /s/ Leo Soong
                                                  -----------------------------
                                                  Leo Soong, as Trustee and not
                                                  individually

                                                  /s/ A. John Gambs
                                                  -----------------------------
                                                  A. John Gambs, as Trustee and
                                                  not individually

                                                  /s/ Wendy Paskin-Jordan
                                                  -----------------------------
                                                  Wendy Paskin-Jordan, as
                                                  Trustee and not individually

                       BARCLAYS FOUNDRY INVESTMENT TRUST

                      Agreement and Declaration of Trust

                                 May 17, 2007

                                      30